                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) June 10, 2002

                      DIVERSIFIED SECURITY SOLUTIONS, INC.
               (Exact name of registrant as specified in charter)

         Delaware                 005-62411              22-3690168
  (State or other juris-         (Commission            (IRS Employer
 diction of Incorporation)       File Number)         Identification No.)

280 Midland Avenue, Saddle Brook, New Jersey                07663
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number,
       including area code                             (201) 794-6500

          (Former Name or Former Address, if Changed Since Last Report)




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Item 4.  Changes in Registrant's Certifying Accountant

                  In a letter, dated February 7, 2002 from Demetrius & Company, LLC ("Demetrius") to Diversified Security Solutions Inc. (the "Company"), Demetrius informed the Company that the client auditor relationship between the Company & Demetrius had terminated. However, Demetrius sent the letter to the Company under the mistaken notion that the Company had terminated their relationship. The Company did not and has not terminated Demetrius. Accordingly, Demetrius continues to be the Company's independent auditor.

                  Demetrius' report on the Company's financial statements for either of the past two fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope, or accounting principles.

                  During the past two fiscal years ended December 2001 and 2000, the Company has not had any disagreements with Demetrius on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Demetrius' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report and the financial statements for such years.

                  The Company has requested that Demetrius furnish a letter addressed to the Securities and Exchange Commission stating whether Demetrius agrees with the above statements. A copy of such letter, dated June 10, 2002, is attached hereto as Exhibit 16.1 to this Report on Form 8-K.



Item 7.  Financial Statements and Exhibits

EXHIBIT INDEX

16.1 Letter, dated June 10, 2002, from Demetrius & Company, LLC pursuant to Item 304 (a)(3) of Regulation S-B.




                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DIVERSIFIED SECURITY SOLUTIONS, INC.

June 10, 2002                     By             /s/ James E. Henry
                                   --------------------------------------------
                                   James E. Henry, Chairman and Chief Executive
                                   Officer